Exhibit 10.III

RETIREMENT COMPENSATION ARRANGEMENT TRUST AGREEMENT

THIS TRUST AGREEMENT made as of the 20th day of February, 2002.

BETWEEN:

IMC CANADA LTD., a company duly incorporated under the laws of Canada,

(hereinafter referred to as the “Company”)

OF THE FIRST PART,

- and -

IMC ESTERHAZY CANADA LIMITED PARTNERSHIP, a limited partnership duly formed under the laws of the Province of Saskatchewan, by its General Partner, International Minerals & Chemical (Canada) Global Limited, a company duly incorporated under the laws of Canada

(hereinafter referred to as the “Partnership”)

OF THE SECOND PART,

- and -

ROYAL TRUST CORPORATION OF CANADA, a trust company duly incorporated under the laws of Canada,

(such trustee and any successor trustee being hereinafter referred to as the “Trustee”)

OF THE THIRD PART.

WHEREAS the Company and the Partnership have adopted Retirement Compensation Arrangements (hereinafter collectively referred to as the “Plans” and individually referred to as a “Plan”) to provide benefits to the Participants (hereinafter referred to individually as a “Participant” and collectively as the “Participants”), on or after retirement in recognition of the long service of such Participants with the Company or the Partnership as the case may be (or on or after the termination of a Participant’s employment with the Company or the Partnership as the case may be);

AND WHEREAS in conjunction with the Plans, the Company for and on behalf of itself and the Partnership has established a trust fund known as the Retirement Compensation Plan Trust Fund (hereinafter referred to as the “Trust Fund”);

AND WHEREAS the Company and the Partnership represent and warrant that the Plans, together with the Trust Fund are retirement compensation arrangements, as that term is defined in the Income Tax Act (Canada), and are not subject to pension benefits standards legislation in Canada and that the initial Contribution, as that term is defined herein, paid or delivered to the Trustee is in an amount as is required to be made in accordance with the terms of the Plans;

AND WHEREAS the parties hereto desire to set out in this Trust Agreement the terms and conditions under which the Trustee is to hold, maintain, administer, invest and re-invest the Trust Fund.

NOW THEREFORE IN CONSIDERATION of the premises and mutual covenants herein contained, the parties hereto do hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS, GENDER AND NUMBER

1.01 Definitions—The following terms when used in this Trust Agreement shall have the meanings set out below:

“Actuary” means Hewitt Associates or such other person or firm retained by the Company (or, following a Trigger if it is necessary, the Trustee) to provide actuarial services as may be required from time to time for the purposes of the Trust Fund or the Plans, who is (or, in the case of a firm, one of whose employees or members is) a Fellow of the Canadian Institute of Actuaries.

“Company” means IMC Canada Ltd. which is the employer of all of the Participants, except for Mr. Donald Hood who is employed by the Partnership.

“Contribution” means the amount or amounts, net of refundable tax, which are from time to time required to be remitted by the Company to the Trustee in accordance with section 2.02(a).

“Event of Default” means

(a)	the failure of the Company, on or before the Renewal Date of each year, to make arrangements enabling the Trustee to obtain, renew or replace a Letter of Credit in accordance with section 2.02(b);

(b)	the failure of the Company to ensure that the Trust Fund is sufficient to permit the Trustee to obtain, renew or replace a Letter of Credit in accordance with section 2.02(a);

(c)	the failure of the Company, after providing a Funding Notice, to make the required payment no later than the Renewal Date in accordance with section 2.02(a);

(d)	following the receipt by the Trustee of a sworn declaration from a Participant, declaring that (i) the Company or the Partnership, as applicable, has failed to make payment of benefits due to him or her in accordance with the applicable Plan for a period of sixty (60) days following its due date; (ii) the Participant has provided a notice to the Company or the Partnership, as applicable, of such default not later than ten (10) days following the due date of the payment and attaches a photocopy or a true copy of the notice given thereunder, and the Trust Fund, less refundable tax, is not sufficient to allow for the payment of benefits by the Trustee from the Trust Fund or the assets of the Trust Fund are not held in a form which render them usable for the making of such benefit payment; and (iii) the Trustee has confirmed that the failure to pay the benefits due to the Participant has occurred and remains unremedied (in making such determination the Trustee shall rely on information obtained from the Actuary as to the benefits payable to the Participant); or

(e)	the failure of the Company to make a payment to the Trustee of all expenses, fees and compensation incurred or payable under the Trust Agreement after thirty (30) days following delivery to the Company by the Trustee of a written notice from the Trustee that such payment is overdue.

“Funding Notice” means a written notice provided pursuant to section 2.02(b) by the Company to the Trustee of the Company’s intention to commence fully funding the Plans by making a Contribution such that C and D in section 2.02(a) would both be equal to 0.

“Insolvent Date” means the date on which the Trustee is provided evidence satisfactory to it that:

(a)	there has been a decree or order of a court of competent jurisdiction (whether in Canada or not) adjudging any of the Company, the Partnership or any of the partners of the Partnership (herein collectively referred to as the “Applicable Entities”) as bankrupt or insolvent or approving as properly filed a petition seeking the winding-up of any of the Applicable Entities under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding Up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous laws of any other jurisdiction (whether in Canada or not), and any such decree or order continues unstayed and in effect for a period of (10) days;

(b)	any of the Applicable Entities has made any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies’ Creditors Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous law of any other jurisdiction (whether in Canada or not), is adjudged bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator or other person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights (whether in Canada or not) or consents to, or acquiesces in, the filing of such a petition; or

(c)	proceedings are commenced for the dissolution, liquidation or winding-up of any of the Applicable Entities, or for the suspension of the operations of any of the Applicable Entities, unless such proceedings are being actively and diligently contested in good faith.

“Investment Manager” has the meaning assigned in section 3.02.

“Letter of Credit” means an irrevocable, standby, unsecured letter of credit obtained from a bank acceptable to the Trustee with a term of one year and an expiry date of December 31 which names the Trustee as beneficiary permitted to draw down (an amount up to the face amount) on the Letter of Credit on the occurrence of an Event of Default and which shall have a face amount no greater than A – B in section 2.02(a). The Letter of Credit and each replacement or renewal thereof may be amended from time to time with the written agreement of the Company, the Partnership, the Trustee and the issuer, and shall meet the foregoing requirements of the Letter of Credit. Notwithstanding the foregoing, where the Trust Fund contains a Letter of Credit immediately upon its establishment, such Letter of Credit may have a term of less than one year.

“Liabilities” means the actuarial liabilities of the Plans on a wind up basis determined as at December 31 of the year following the year in which the determination is made using the methods and assumptions selected by the Actuary, multiplied by 105%.

“Participants” means such individuals who are designated by the Company or the Partnership to participate in a Plan and are so indicated in Schedule “A” and, following each such person’s death, each such person’s spouse, designated beneficiary or other person eligible for payments from the Plan.

“Partnership” means IMC Esterhazy Canada Limited Partnership, which is the employer of Donald Hood. As of the date of execution of this Trust Agreement, the partners of the Partnership are International Minerals & Chemical (Canada) Global Limited as the sole general partner, and IMC Esterhazy Ltd. as the sole limited partner.

“Plans” means the benefits payable to Donald Hood under the Supplemental Retirement Plan for Salaried Employees of International Minerals & Chemical (Canada) Global Limited; the Supplemental Retirement Agreement for Robert Thompson; the Supplemental Retirement Agreement for Brian Warren and the Supplemental Retirement Agreement for Norman Beug, known collectively as the Plans and individually as a Plan as specified above.

“Renewal Date” means November 30 which is one month before the date on which an existing Letter of Credit is due to expire.

“Representative Participant” has the meaning assigned in section 4.10.

“Trigger” means, where the Trust Fund does not include a Letter of Credit, the occurrence of an Insolvent Date and, where the Trust Fund includes a Letter of Credit, the demand and receipt by the Trustee of a payment under the Letter of Credit pursuant to section 2.04(a).

“Trust” has the meaning assigned in section 2.01.

“Trust Agreement” means this agreement, as amended from time to time.

“Trustee” means Royal Trust Corporation of Canada or any successor trustee thereto appointed in accordance with this Trust Agreement.

“Trust Fund” consists of (i) the Contributions, (ii) any Letter of Credit from time to time held thereunder, (iii) the earnings, profits and increments thereon, net of refundable tax exigible, (iv) any payments made to the Trustee in accordance with section 2.04 and (v) the right to the refundable tax held by the Canada Customs and Revenue Agency less (vi) all distributions and authorized payments therefrom.

1.02 Gender and Number—Words importing the singular shall include the plural and vice versa and words importing the masculine gender shall extend to and include the feminine gender and/or body corporate unless the context in which a particular word is used clearly requires otherwise.

ARTICLE II

CREATION AND PURPOSE OF THE TRUST FUND

2.01 Acceptance of Trust—The Trustee hereby accepts the trust constituted by this Trust Agreement (hereinafter referred to as the “Trust”).

2.02 Establishment of Trust Fund—

(a)	As soon as practicable after the execution and delivery of this Trust Agreement and annually thereafter on or before October 31, the Company shall make a Contribution to the Trustee equal to A—B—C + D where:

A	means an amount equal to the Liabilities;

B	means an amount equal to the fair market value of the Trust Fund, excluding the value of any Letter of Credit;

C	means the face amount of any Letter of Credit to be acquired; and

D	means the fees required to obtain the Letter of Credit referred to in C.

(b)	As soon as practicable after the execution and delivery of this Trust Agreement, the Company shall make arrangements enabling the Trustee to obtain a Letter of Credit in the amount contemplated in section 2.02(a). The Company shall before each Renewal Date make arrangements to renew or replace the Letter of Credit, unless the Company provides a Funding Notice to the Trustee.

(c)	The Company shall inform the Trustee in writing that the fifty percent (50%) refundable tax has been withheld from the Contribution and remitted to the Receiver General within the prescribed time. The Trustee is not responsible for the collection of the Contribution nor for the adequacy of the Trust Fund to meet and discharge present or future liabilities of the Plans.

(d)	The Company shall cause to be delivered to the Trustee an updated Schedule “A” identifying each Participant (and setting out the current address of each Participant, his or her social insurance number, and the name of his or her spouse and/or designated beneficiary) as Participants are added or deleted. In the event that in any calendar year no updated Schedule “A” has been delivered to the Trustee because no Participants have been added or deleted in that year, on or before March 1 of the following calendar year the Company shall either (i) deliver or cause to be delivered to the Trustee a new Schedule “A” updated to reflect current information or (ii) provide written notice to the Trustee confirming that the information on the most recently updated Schedule “A” is unchanged.

(e)	The Partnership shall cause to be delivered to the Trustee a list identifying each partner of the Partnership as partners are added or deleted. Such list shall be provided to the Trustee no later than sixty (60) days after a partner is added or deleted.

2.03 Failure to Deliver Certification—Where no written report prepared by the Actuary setting out the Liabilities is received by the Trustee by November 1, the Trustee shall, on or before November 15 of such year, provide notice to each of the Participants of the failure of such certification to be delivered. Unless otherwise advised, the Trustee shall assume that the Liabilities that would have been identified in the report had it been filed are the same as the Liabilities contained in the most recently filed certification.

2.04 Events of Default

Where the Trust Fund includes a Letter of Credit:

(a)	unless section 2.04(b) or (c) apply, in the event that there has been an Event of Default the Trustee shall forthwith demand payment under the Letter of Credit;

(b)	in the event that there has been an Event of Default as described in paragraph (d) of the definition thereof which is in connection with fewer than four (4) Participants then in receipt of benefits under the Plans, the Trustee shall make a partial demand on the Letter of Credit in an amount equal to the accrued liabilities under the Plans in respect to the relevant Participants as determined by the Actuary less the fair market value of any other assets of the Trust Fund. For purposes of this paragraph, the right to the refundable tax shall not be considered an asset of the Trust Fund;

(c)	in the event that there has been an Event of Default as described in paragraph (e) of the definition thereof, the Trustee may make a partial demand on the Letter of Credit in an amount equal to any unpaid compensation, disbursements and expenses less the fair market value of any other assets of the Trust Fund. For purposes of this paragraph, the right to the refundable tax shall not be considered an asset of the Trust Fund.

2.05 Fiscal Year End of the Trust Fund—The fiscal year of the Trust Fund shall end on the 31st day of December in each year.

2.06 Payments Out of the Trust Fund—Subject to the remainder of this Section 2.06, the Trustee shall, on the written directions of the Company and the Partnership, from time to time make payments out of the Trust Fund to such persons (which may include the Company or the Partnership) in such manner and in such amounts as is required under the terms of the Plan or Plans and this Trust Agreement.

Except where an Event of Default has occurred, where the Trust Fund includes a Letter of Credit the Trustee, in accordance with this Trust Agreement, shall pay to the bank which has agreed to issue the Letter of Credit (or any renewal or replacement thereof) on or before the date such payment is due, the portion of the Contribution which the Company informs the Trustee in writing is to be used as fees for the applicable Letter of Credit, as fees.

Following a Trigger, the Trustee shall act on the written direction of the Actuary as to the amounts to be paid out, to whom such amounts are to be paid and the dates of such payment, all in accordance with the Actuary’s interpretation of the Plans and the Trustee shall pay for the services of the Actuary in this regard from the Trust Fund. In the event of a Trigger, the Actuary shall consult with the Representative Participant with respect to such matters.

In the event that there has been an Event of Default as described in paragraph (d) of the definition thereof and section 2.04(b) is applicable, the Trustee shall act on the written direction of the Actuary as to the amounts to be paid out, to whom such amounts are to be paid and the dates of such payment, all in accordance with the Actuary’s interpretation of the Plans, and the Trustee shall pay for the services of the Actuary in this regard from the Trust Fund.

Upon a payment being made, the amount thereof shall no longer constitute a part of the Trust Fund. After all payments required to be made to all of the Participants in accordance with such directions have been made or provided for and no Participant is entitled to receive further payments from the Trust Fund, the balance of the Trust Fund shall be promptly paid over to the Company by the Trustee. In each instance, the written direction shall include a certification to the Trustee that such direction is in accordance with the terms of the Plans and this Trust Agreement.

If any person to whom payments are to be made is legally incompetent to receive them, the Trustee may make such payments to such person’s legal representative, and the receipt by such person’s legal representative shall be a complete release and discharge to the Trustee.

2.07 Trust Fund Held for Plan Purposes—The Trust Fund shall be held, maintained, administered, invested and re-invested by the Trustee in the manner and for the purposes provided in this Trust Agreement. No part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than those provided for under the terms of this Trust Agreement; provided the Trustee shall pay, or cause to be paid, out of the Trust Fund all expenses and fees pursuant to section 4.07, all taxes and other assessments levied or assessed under existing or future laws against the Trust Fund or any money, property or securities from time to time forming a part thereof, and shall withhold from payments out of the Trust Fund all taxes and other amounts required by any law to be so withheld, provided further that the Trustee shall review all tax levies and assessments with a view to determining the correctness thereof and, in cases where there is any doubt, shall forthwith notify the Company and the relevant Participants, so that there will be sufficient time for discussion and, where appropriate, appeal of any questionable levy or assessment.

2.08 Sufficiency of Trust Fund—Benefits under the Plans are to be paid from the Trust Fund to the extent that the Trust Fund shall suffice for such purpose. It shall be the responsibility of the Company to ensure that sufficient funds shall be provided to the Trustee to enable all present and future commitments and liabilities of the Trust Fund to be met and discharged. If, following a Trigger, the Actuary advises the Trustee that the Trust Fund is not sufficient to fully discharge all benefit and other obligations under the Plans, the Trustee shall act on the advice of the Actuary as to the reduced amounts to pay to the Participants.

ARTICLE III

INVESTMENTS

3.01 Investments—Subject to the appointment of an Investment Manager under section 3.02, the Trust Fund shall be held, invested and re-invested by the Trustee in accordance with the written directions of the Company, determined without in any way being limited to investments authorized for trustees under any applicable federal or provincial or territorial legislation or regulations.

3.02 Appointment of Investment Manager—The Company may appoint from time to time one or more investment managers (“Investment Manager”) who may be, but shall not be limited to, an employee of the Company, or a subsidiary thereof, or an employee of the Partnership, or a board or committee, the members of which consist of or include one or more of such employees, to manage the investment of the whole or any portion or portions of the Trust Fund.

In each case where an Investment Manager is appointed, the Company will provide the Trustee with written notice of such appointment and determine the assets of the Trust Fund to be allocated to such Investment Manager from time to time and issue written directions to the Investment Manager with respect to assets so allocated. The Trustee shall be entitled to rely conclusively on the directions of the Investment Manager with regard to the retention, investment and reinvestment of the Trust Fund or any portion thereof managed by such Investment Manager and shall be fully protected in acting in accordance with such directions.

Notwithstanding any investment authority given to an Investment Manager the Trustee may dispose of any assets of the Trust Fund on such terms as the Trustee may determine, upon notification of, and acknowledgement by, the Company, in order to pay any obligations imposed on the Trust Fund or to repay any loan authorized by this Trust Agreement.

The Trustee may assume that the appointment of an Investment Manager continues in force until receipt of written notice to the contrary from the Company.

3.03 Investment Following a Trigger—Following a Trigger, the appointment of the Investment Manager will cease for all purposes under this Trust Agreement and the Trustee shall liquidate the portfolio and invest the Trust Fund in Government of Canada Treasury Bills or high quality money market instruments.

ARTICLE IV

CONCERNING THE TRUSTEE

4.01 Duties and Responsibilities of the Trustee—The duties and responsibilities of the Trustee hereunder shall be limited to carrying out the terms of this Trust Agreement in all matters arising hereunder. The Trustee shall have no responsibilities in respect of the administration of the Plans.

4.02 General Powers—The Trustee shall have, and is hereby vested with all and every power, right and authority necessary or desirable to enable the Trustee to administer the Trust Fund and carry out its obligations and rights under this Trust Agreement but subject to section 3.01, including, without restricting the generality of the foregoing, full power and authority:

A. with any cash at any time held by it to purchase or otherwise acquire any securities or other investments of a kind permitted as aforesaid and to hold and retain the same in trust hereunder;

B. to sell for cash or on credit, or partly for cash and partly on credit, convey, exchange for other securities or other investments, convert, transfer, or otherwise dispose of any securities or other investments held by it at any time, by any means considered reasonable by the Trustee, and to receive the consideration price and grant discharges therefor;

C. following reasonable consultation with the Company or with the Representative Participant (if one has been elected or appointed) which consultation shall not impair the Trustee’s ability to act, to commence, defend, adjust or settle suits or legal proceedings in connection with the Trust Fund and to represent the Trust Fund in any such suits or legal proceedings and to keep the Participants and the Company fully informed thereof; and the Company and the Partnership hereby agree to fully indemnify the Trustee to its satisfaction against all expenses and liabilities sustained or anticipated by it by reason thereof to the extent the Trust Fund is not adequate therefor;

D. to exercise any conversion privileges, subscription rights, warrants and/or other rights or options available in connection with any investments at any time held by it, and to make any payments incidental thereto; to consent to, or otherwise participate in or dissent from, the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association, any of the securities of which may at any time be held by it, and to do any act with reference thereto, including the delegation of discretionary powers, the exercise of options, making of agreements or subscriptions and the payment of expenses, assessments or subscriptions which it may deem necessary or advisable in connection therewith; to hold and retain any securities or other property which it may so acquire and generally to exercise any of the powers of an owner with respect to securities or other property held in the Trust Fund;

E. to vote personally, or by general or by limited proxy, any securities or other property which may be held by it at any time, and similarly to exercise personally or by general or by limited power of attorney any right appurtenant to any securities or other property held by it at any time;

F. to renew or extend or participate in the renewal or extension of any security, upon such terms as it may deem advisable, and to agree to a reduction in the rate of interest on any security or of any guarantee pertaining thereto, in any manner and to any extent that it may deem advisable; to waive any default whether in the performance of any covenant or condition of any security, or in the performance of any guarantee, or to enforce rights in respect of any such default in such manner and to such extent as it may deem advisable; to exercise and enforce any and all rights of foreclosure, to bid on property on sale or foreclosure, to take a conveyance in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the covenant secured by such security and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such security or guarantee;

G. to register any securities or other property held by it hereunder in its own name or in the name of a nominee with or without the addition of words indicating that the same are held in a fiduciary capacity; and to hold securities or other property in bearer form; provided, however, that the books and records of the Trustee shall at all times show that all such securities or other property are part of the Trust Fund;

H. to make, execute, acknowledge and deliver any and all deeds, leases, mortgages, conveyances, contracts, waivers, releases or other documents of transfer and any and all other instruments in writing necessary or proper for the accomplishment of any of the powers herein granted; and

I. to hold any part of the Trust Fund uninvested if such action appears to be necessary or desirable in the administration of the Trust.

The exercise of any one or more of the foregoing powers or any combination thereof from time to time shall not be deemed to exhaust the rights of the Trustee to exercise such power or powers or combination of them thereafter from time to time.

4.03 Distribution Period Borrowing—In the event there is at any time insufficient assets in the Trust Fund to effect as and when due, any periodic or lump sum payment of benefits then payable under the Plans in accordance with the directions given to the Trustee under section 2.06 pending receipt from the Canada Customs and Revenue Agency of the refundable tax applicable to the Plans, the Trustee may, forthwith, borrow funds on terms acceptable to the Trustee acting reasonably from a lender acceptable to the Trustee, which may for certainty, include the Royal Bank Financial Group up to an amount of such refundable tax from any lender in an amount or amounts sufficient to enable it to effect such payment, and the Company shall bear the cost of such borrowing. The Company shall, if requested, reasonably co-operate with the Trustee to the extent required to effect any such borrowing and, in this regard the Company shall ensure the co-operation of its own bank. Following a Trigger, no further borrowing shall occur.

4.04 Limitation of Liability—The Trustee shall not be liable for any loss as a result of the making, retention, or sale of any investment or reinvestment or loan made by it or by an Investment Manager nor for any loss to or diminution of the Trust Fund except when such loss or diminution is due to its own negligence, misconduct, lack of good faith, or a breach of the standard of care as set out in section 4.05. The Company and the Partnership shall indemnify and save harmless the Trustee on its own behalf and in trust for the Trust Fund and the officers, directors and employees of the Trustee against any loss resulting from a claim asserted by any person or persons where the Trustee has acted on the direction of the Company, the Partnership or an Investment Manager, or has not acted in the absence of any such direction.

4.05 Standard of Care—In exercising its powers and performing its responsibilities hereunder, the Trustee shall act honestly and in good faith and shall exercise the same degree of care, diligence and skill that a professional trustee would exercise in similar circumstances.

4.06 Counsel, Auditors, Advisors and Agents—The Trustee may employ such counsel (who may be counsel to the Company or the Partnership), auditors, advisors, agents or other persons as the Trustee may reasonably require for the purpose of discharging its duties hereunder and, provided reasonable care was exercised in the selection of them, shall be protected in acting in good faith on the opinion or advice of or information obtained from any counsel, auditors, advisors, agents or other persons whether retained or employed by the Company, the Partnership or by the Trustee, in relation to any matter arising in the administration of the Trust.

4.07 Compensation and Expenses—The Trustee shall be entitled to such compensation as may from time to time be mutually agreed upon in writing, by the Trustee and the Company and, following a Trigger, by the Trustee and the Representative Participant. Such compensation and all other disbursements made and expenses incurred in the creation of the Trust shall be paid out of, and shall constitute a charge against, the Trust Fund unless first paid by the Company. All compensation, disbursements and expenses incurred in the management and maintenance of the Trust Fund shall be paid out of, and shall constitute a charge against, the Trust Fund unless first paid by the Company.

4.08 Accounts and Records—The Trustee shall keep and maintain accurate and detailed accounts and records to record all transactions with respect to its administration of the Trust Fund. The Company, or any duly authorized representative, may at any time during usual business hours make an inspection and audit of the books and records of the Trustee relating to the Trust and an inspection of the assets held in the Trust Fund.

Within ninety (90) days following the end of the fiscal year of the Trust Fund, or following the last day of such other accounting period as may be agreed upon by the Company and the Trustee, and within ninety (90) days following the resignation or removal of the Trustee, the Trustee shall mail to the Company a statement of account showing all transactions with respect to its administration of the Trust Fund during the accounting period.

In the absence of specific written objections filed by the Company with the Trustee within six (6) months after the Company’s receipt of such statements of account, the same shall be deemed to have been approved; and in such case, or upon the written approval of the Company of any such statements of account, the Trustee shall be released, relieved and discharged with respect to all matters and things set forth therein as though the same had been settled by the decree of a court of competent jurisdiction; provided, however, that such release and discharge shall not apply to relieve the Trustee from liability for any matter or thing which arises as a result of the Trustee’s own negligence, misconduct, lack of good faith or a breach of the standard of care in section 4.05.

The Trustee may require the Company, the Partnership, the Participants, any surviving spouses, the Participants’ designated beneficiaries under the Plans or any legal representative of such persons to submit to it any information, data, reports or documents reasonably relevant to and suitable for the purposes of administering the Trust Fund.

4.09 Income Tax and Certain Other Obligations—The Trustee shall file, or cause to be filed, in prescribed form and within prescribed time, such annual income tax returns and information returns on behalf of the Trust Fund as are required by the Income Tax Act (Canada) or other applicable federal or provincial legislation and shall furnish the Participants and the Company with all requisite statements for income tax purposes. In connection with the Trustee’s obligations under the Income Tax Act (Canada) in particular, the Trustee shall calculate the refundable tax of the Trust Fund at the end of each taxation year and shall remit to the Receiver General out of the Trust Fund the amount of tax, if any, payable by it for the year or claim a refund of refundable tax owing to the Trust Fund, if applicable. The Trustee shall further perform all required withholding and reporting under the Income Tax Act (Canada), or other applicable federal or provincial legislation, in respect of distributions under the Plans.

The Company shall file, or cause to be filed, any and all returns and forms required to be filed by it with respect to the Plans by applicable law. In addition, the Company shall establish its own remittance account with the Canada Customs and Revenue Agency.

4.10 Representative Participant—Following a Trigger, the Trustee shall, as soon as is reasonably possible, provide to all Participants a notice requiring them to appoint a Representative Participant who will be such person as is elected by a majority of them in a manner satisfactory to the Trustee within sixty (60) days of the issuance of such notice and failing that will be the Participant who the Actuary advises the Trustee has at such time the greatest present value of benefits payable hereunder. The Trustee will forthwith after learning of the identity of the Representative Participant provide notice to all of the Participants as to the identity of the Representative Participant who shall remain in such capacity until the earlier of the date of (a) the termination of the Trust, (b) his or her death, (c) a written certification, statement, letter or affidavit of a physician that the Representative Participant is incapable of managing his or her affairs (or, if later, the date same is received by the Trustee) or (d) the election of his or her replacement by a majority of the Participants in a manner satisfactory to the Trustee. If the position of Representative Participant remains vacant for a period of three (3) months following the appointment of the first (or any subsequent) Representative Participant, the replacement Representative Participant will be the Participant (other than a prior Representative Participant) who the Actuary advises has at such time the greatest present value of benefits payable hereunder.

4.11 Resignation and Removal of Trustee—A Trustee at the time acting hereunder may resign and be discharged from the Trust by filing written notice with the Company and the Partnership or, following a Trigger, the Representative Participant. Any Trustee hereunder may be removed at any time with or without cause by an instrument executed by the Company and the Partnership or, following a Trigger, the Representative Participant and filed with the Trustee. Such resignation or removal, as the case may be, shall take effect ninety (90) days after the instrument of resignation or removal has been filed as provided herein, unless the party with whom such instrument is filed waives such requirement.

4.12 Appointment of Successor Trustee—In case of the resignation or removal of a Trustee or in case a vacancy shall arise for any reason in the trusteeship of the Trust Fund, a successor Trustee, which shall be a duly licensed and qualified trust company, or one or more individuals (provided that no single Participant may be appointed) shall be appointed by an instrument executed by (i) the Company and the Partnership or (ii) the Representative Participant following a Trigger. Acceptance of the appointment shall be evidenced in writing delivered by such Trustee to the Company and the Partnership or the Representative Participant, as the case may be. Any successor Trustee who accepts such appointment shall have the same powers and duties as those conferred upon the Trustee hereunder and, upon acceptance of such appointment by the successor Trustee, the Trustee shall assign, transfer and pay over to such successor Trustee the funds and properties then constituting the Trust Fund, together with any and all records, books and documents in the Trustee’s possession pertaining to the Trust Fund. Upon such transfer the Trustee shall be discharged from any further liability, obligations and responsibility under the Trust Fund or in connection with the Plans. The Trustee is authorized, however, to reserve such compensation and other expenses reasonably incurred in connection with the administration of the Trust to the date of the resignation or removal of the Trustee and any balance of such reserve remaining after the payment of such compensation and expenses shall be paid over to the successor Trustee.

In the event the Company and the Partnership or the Representative Participant, as the case may be, fails to appoint a successor Trustee within sixty (60) days of the resignation or removal, the Trustee, at the expense of the Trust Fund, shall have the right to seek appointment of a successor Trustee from a court of competent jurisdiction.

ARTICLE V

AMENDMENT AND TERMINATION

5.01 Amendment—Subject to section 5.02, the Company and the Partnership, acting jointly may, as long as a Trigger has not occurred, at any time and from time to time amend in whole or in part any or all of the provisions of this Trust Agreement by notice thereof in writing delivered to the Trustee, provided that no such amendment which affects the rights, duties or responsibilities of the Trustee shall be made without the Trustee’s consent, and provided further that no such amendment shall authorize or permit any part of the Trust Fund to be used for or diverted to purposes other than those provided for under the terms of this Trust Agreement and for the payment of taxes and other assessments pursuant to sections 2.07 and 4.09. Following a Trigger, the Trustee may at any time and from time to time amend in whole or in part any or all of the provisions of this Trust Agreement by providing at least fifteen (15) days prior written notice thereof in writing delivered to the Representative Participant, provided that no such amendment which affects the rights, duties or responsibilities of the Participants shall be made without the consent of the Representative Participant, and provided that no such amendment shall authorize or permit any part of the Trust Fund to be used for or diverted to purposes other than those provided for under the terms of this Trust Agreement and for the payment of taxes and other assessments pursuant to sections 2.07 and 4.09.

5.02 Termination—As long as a Trigger has not occurred, this Trust Agreement may be terminated by mutual written agreement of the parties hereto; provided that, if this Trust Agreement is terminated prior to the date all payments required by the Plans to be made to the Participants are made, it may only be terminated with the prior written consent of the Participants.

Following a Trigger, this Trust Agreement may be terminated on the instruction of the Representative Participant. Upon termination of the Trust, the Trustee will wind-up and terminate the Trust Fund as follows:

(a)	provide for final accounting for the purposes of the termination of the Trust Fund;

(b)	file final trust, information and tax returns under applicable federal and provincial law and obtain the necessary clearance certificates; and

(c)	take the proper steps (including, for greater certainty, any required borrowing under section 4.03) to distribute the balance, if any, of the Trust Fund in lump sum amounts in accordance with directions received under section 2.06, as applicable.

5.03 Automatic Termination—Notwithstanding section 5.02, this Trust Agreement shall automatically terminate if, following a Trigger, the value of the Trust Fund falls below $100,000. In this circumstance, the Trustee shall divide the Trust Fund into separate accounts for each of the then Participants and shall pay out to the Participants commencing on the 15th day of July first following the date on which the value of the Trust Fund falls below $100,000 and on the 15th of each month thereafter with the payments for the first twelve (12) month period each equal to one-sixtieth (1/60th) times the amount in the account of the Trust Fund at the start of such period allocated to such Participant, less annual expenses; on the following July 15 for a subsequent twelve (12) month period one forty-eighth (1/48th) times the amount in the account in the Trust Fund at the start of such period allocated to such Participant, less annual expenses, and on the following July 15 for a subsequent twelve (12) month period one thirty-sixth (1/36th)

times the amount in the account in the Trust Fund at the start of such period allocated to such Participant, less annual expenses, and continuing in such manner until the completion of five (5) years from the first payment when the remaining value of the amount in the account of the Trust Fund allocated to the Participant will be fully distributed to the Participant and the Trust Fund will be wound up in the manner set forth in sections 5.02 (a) and (b).

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.01 Notice—Any communication, notice or direction between the Company, the Partnership, a Participant, the Actuary or the Trustee pursuant to any of the provisions of this Trust Agreement shall be given in writing by such person or persons as are designated for such purpose and the Trustee shall be fully protected in acting in accordance with such communication, notice or direction. The Company and the Partnership shall from time to time in the form set out in Schedule “B” provide the Trustee with the names, title and specimen signatures of the persons which are from time to time so designated by it.

Communications, notices and directions shall be deemed sufficiently made if delivered personally or sent by telecopier or by prepaid first class mail addressed:

If to the Trustee to:

Royal Trust Corporation of Canada

4th Floor

Royal Trust Tower

P.O. Box 7500, Station “A”

Toronto ON M5W 1P9

Attention:	RBC Investments, Personal Trust
Facsimile:	(416) 955-5091

If to a Participant to the address provided in Schedule “A”.

If to the Company or the Partnership to:

IMC Global

Suite 300

Lake Forest IL 60045-2561

Attention:	Senior Vice President, Human Resources
Facsimile:	(847) 739-1610

If to the Actuary to:

Hewitt Associates

25 Sheppard Avenue West

Toronto ON M2N 6T1

Attention:
Facsimile:	(416) 225-9790

Any communication, notice or direction so given shall be deemed to have been given and received when delivered personally or when sent by telecopier, or, subject to disruptions in the postal service, on the fifth (5th) business day following the day on which it was so mailed. The Company, the Partnership, a Participant, the Actuary and the Trustee may from time to time by notice aforesaid change their respective addresses for notice hereunder, however, any communication, notice or direction shall be deemed to have been given and received as aforesaid if delivered, telecopied or mailed to the last address of the recipient on file with the sender.

In the event of a postal disruption, all communications, notices and directions hereunder shall be delivered personally or sent by telecopier.

6.02 Notice of Alienation, Assignment and Execution—The Trustee will notify the Company upon the receipt by the Trustee of any assignment or attempt of assignment or notice thereof or of any involuntary assignment, seizure, garnishment or any process of law or execution or notice thereof in respect of any benefit payable out of the Trust Fund.

6.03 Assignment of Trust Agreement—This Trust Agreement may not be assigned by the Trustee, except as provided herein, without the consent in writing of the Company and the Partnership but may be assigned by the Company or the Partnership to a successor in the business of the Company or the Partnership or to a corporation with which the Company or the Partnership or a corporation resulting from any reconstruction or reorganization of the Company or the Partnership. Any corporation into which the Trustee may merge or with which it may be amalgamated, or any corporation resulting from any merger or amalgamation to which the Trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee may be transferred, shall be the successor of the Trustee hereunder, without the execution or filing of any instrument or the performance of any further act.

6.04 Representations and Warranties—The Company and the Partnership confirm that the recitals to this Trust Agreement are true and correct.

6.05 Governing Law and Attornment—This Trust Agreement and all amendments thereto will be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

For the purposes of all legal proceedings this Trust Agreement will be deemed to have been performed in the Province of Saskatchewan and the courts of the Province of Saskatchewan will have jurisdiction to entertain any action arising under this Trust Agreement. The Company, the Partnership and the Trustee each hereby attorns to the jurisdiction of the courts of the Province of Saskatchewan

6.06 Binding Effect—This Trust Agreement shall enure to the benefit of and be binding upon the Company, the Partnership, the Trustee and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have hereunto executed this Trust Agreement with effect as of the date first above written.

ROYAL TRUST CORPORATION OF CANADA

IMC CANADA LTD.

J. Reid Porter, Vice President

E. Paul Dunn, Jr., Treasurer

IMC ESTERHAZY CANADA LIMITED PARTNERSHIP by its General Partner, International Minerals & Chemical (Canada) Global Limited

J. Reid Porter, Vice President

E. Paul Dunn, Jr., Treasurer

SCHEDULE “A” TO THE TRUST AGREEMENT (the “Trust Agreement”) MADE AS OF THE 20th DAY OF FEBRUARY, 2002.

Name of Participant	Address of Participant	Participant’s Social Insurance Number	Name of Spouse and/or Beneficiary
Robert Thompson	P.O. Box 1842 Station Main Moose Jaw SK S6H 7N6	610-412-421	Deborah Thompson

Brian Warren	Box 28017 Regina SK S4N 7L1	620-607-416	Valerie Hort Warren

Norman Beug	2018 Wascana Greens Regina SK S4V 2K6	621-180-348	Jocelyn Souliere

Donald Hood	P.O. Box 1081 Esterhazy SK S0A 0X0	601-775-646	Olive Hood

SCHEDULE “B” TO THE TRUST AGREEMENT (the “Trust Agreement”) MADE AS OF THE 20th DAY OF FEBRUARY, 2002.

CERTIFICATE OF AUTHORIZED SIGNING OFFICERS

The following are specimen signatures of persons, duly authorized to give all communications, notices and corrections from IMC Canada Ltd. (the “Company”) to the Royal Trust Corporation of Canada pursuant to the Trust Agreement.

The Company assumes responsibility for amending this list from time to time.

Signature:

Name:

Title:

Signature:

Name:

Title:

Signature:

Name:

Title:

The following are specimen signatures of persons, duly authorized to give all communications, notices and corrections from IMC Esterhazy Canada Limited Partnership (the “Partnership”) to the Royal Trust Corporation of Canada pursuant to the Trust Agreement.

The Partnership assumes responsibility for amending this list from time to time.

Signature:

Name:

Title:

Signature:

Name:

Title: